EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Cascade Natural Gas Corporation in Registration Statement No. 333-69516 on Form S-3, and Registration Statement Nos. 33-61035, 33-39837, 333-87228, and 333-88419 on Form S-8 of our report dated November 12, 2004, appearing in the Annual Report on Form 10-K of Cascade Natural Gas Corporation for the year ended September 30, 2004.

DELOITTE & TOUCHE LLP

Seattle, Washington

November 30, 2004